Exhibit 10.25

LOAN AGREEMENT

BETWEEN:

BRAZIL POTASH CORP., a body corporate duly incorporated under the laws of Ontario, Canada, and having an office at 65 Queen Street West, Suite 900, Toronto, Ontario, M5H 2M5

(hereinafter referred to as the “Borrower”)

OF THE FIRST PART

- and –

ABERDEEN INTERNATIONAL INC., a body corporate existing under the laws of the Province of Ontario

(hereinafter referred to as the “Lender”)

OF THE SECOND PART

WHEREAS the Lender and the Borrower have agreed to enter into an arrangement whereby the Lender has agreed to lend and the Borrower has agreed to borrow USD$200,000 (the “Loan”) subject to the terms and conditions contained herein;

AND WHEREAS the Borrower requires the Loan on a short-term basis to cover working capital needs.

NOW THEREFORE in consideration of the mutual promises and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.	The Loan

The Lender hereby agrees to lend to the Borrower the principal sum of USD$200,000 in lawful money of the United States of America (the “Principal”). Interest shall be payable on the Principal, as well as interest on interest accrued and unpaid when due and shall be calculated and payable at a rate of 12.0% per annum (the “Interest Rate”) and in accordance with the terms of this Loan Agreement.

2.	Repayment

The Borrower shall repay the Loan (including the Principal and accrued interest) in cash on or before December 31, 2021. The Borrower and the Lender may negotiate repayment of the Loan via the transfer of securities or other investment products but any arrangement for repayment other than cash remains subject to a subsequent written agreement.

3.	Conditions of Advance

The Lender agrees to advance the Loan up to USD$200,000 upon the execution of this Agreement by the Lender, solely on the condition that the Loan is used by the Borrower towards working capital and investment opportunities.

4.	Waiver of Formalities

The Lender hereby waives presentment, notice of dishonour and protest.

5.	Waivers Generally

No waiver of any right or remedy of the Lender hereunder shall be effective unless in writing and signed by the Lender and any waiver granted by the Lender shall be effective only to the extent and in the circumstances specified therein. No failure, delay or omission by the Lender to exercise or enforce any rights or remedies under this note or any security collateral hereto shall constitute a waiver thereof or of any other rights or remedies of the Lender.

6.	Assigns, Successors and Governing Law

This note shall not be assignable by the Borrower without the prior written consent of the Lender. This note shall enure to the benefit of and be binding upon the respective successors of the Borrower and the Lender and the assigns of the Lender and the permitted assigns of the Borrower. This note shall be governed by and construed in accordance with the laws of the Province of Ontario.

Dated as of the 1st day of April, 2021

BRAZIL POTASH CORP.

/s/ Matthew Simpson
Matthew Simpson
Authorized Signing Officer

ABERDEEN INTERNATIONAL INC.

/s/ Ryan Ptolemy
Ryan Ptolemy
Authorized Signing Officer